UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Orchids Paper Products Company

(Exact name of registrant as specified in its charter)

Delaware	23-2956944

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4826 Hunt Street Pryor, Oklahoma	74361

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-124173 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The American Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Orchids Paper Products Company, a Delaware corporation (the “Registrant”), set forth under the caption “Description of Capital Stock” in the Prospectus initially filed by the Registrant with the Securities and Exchange Commission on April 19, 2005, as part of the Registration Statement on Form S-1 (No. 333-124173), as amended from time to time (the “Form S-1”), is incorporated by reference in answer to this Item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The American Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY (Registrant)
Date: July 8, 2005	By:	/s/ Keith Schroeder
		Name:	Keith Schroeder
		Title:	Chief Financial Officer

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